Exhibit 10.2

PARTIAL MASTER LEASE TERMINATION AGREEMENT AND PARTIAL ASSIGNMENT

AND ASSUMPTION OF MASTER LEASE

This Partial Master Lease Termination Agreement and Partial Assignment and Assumption of Master Lease (this “Agreement”) is entered into as of July 1, 2026 (the “Effective Date”), by and between National Health Investors, Inc., a Maryland corporation (“Landlord”), on behalf of itself and those of its affiliates identified a “Landlord Party” in Exhibit A attached hereto and incorporated herein (each a “Landlord Party” and collectively referred to as “Landlord Parties”), and NHC/OP, L.P., a Delaware limited partnership (“Tenant”), on behalf of itself and those of its affiliates identified a “Tenant Party” in Exhibit A attached hereto and incorporated herein (each a “Tenant Party” and collectively referred to as “Tenant Parties”). Landlord, Landlord Parties, Tenant and Tenant Parties are each referred to herein as a “Party”, and collectively, as the “Parties”.

Recitals

WHEREAS, Landlord and/or the Landlord Parties identified in Exhibit A attached hereto and incorporated herein with respect to the Facilities (as defined herein) own certain parcels of land in the counties and states identified on Exhibit A attached hereto and incorporated herein (the “Land”), upon which Land are located those certain improvements, fixtures and building(s) operated as skilled nursing facilities, assisted living facilities and/or independent living facilities (each such facility is referred to herein as a “Facility”; and collectively, such facilities are referred to herein as the “Facilities”).

WHEREAS, as of the Effective Date, Landlord, as lessor, leases to Tenant, as lessee, each of the Facilities (a) pursuant to that certain Master Agreement to Lease, dated October 17, 1991, as amended by that certain Amendment No. 1 to Master Agreement to Lease, dated June 2, 1993, as amended by that certain Amendment No. 2 to Master Agreement to Lease, dated January 15, 1996, as amended by that certain Amendment No. 3 to Master Agreement to Lease, dated July 22, 1997, as amended by that certain Amendment No. 4 to Master Agreement to Lease, dated December 31, 1997, as amended by that certain Amendment No. 5 to Master Agreement to Lease, dated December 27, 2005, as amended by that certain Amendment No. 6 to Master Agreement to Lease, dated December 26, 2012, as amended by that certain Amendment No. 7 to Master Agreement to Lease, dated August 28, 2013, as amended by that certain Amendment No. 8 to Master Agreement to Lease, dated October 30, 2020, as amended by that certain Amendment No. 9 to Master Agreement to Lease, dated March 29, 2021, and as amended by that certain Amendment No. 10 to Master Agreement to Lease, dated September 1, 2022, and (b) those short-form single Facility leases executed by the Parties on a Facility by Facility basis, which set forth a description of the Land and the Facilities and other limited terms (collectively, the “Master Lease”).

WHEREAS, the Facilities located in Florida and identified as Facility Nos. 3, 4, 5 and 6 on Exhibit A attached hereto and the Land owned by Landlord with respect to such Facility Nos. 3, 4, 5 and 6 are hereinafter referred to as the “Florida Facilities”.

WHEREAS, Tenant, Tenant Parties, Landlord and Landlord Parties are parties to that certain Purchase and Sale Agreement, dated April 21, 2026, as amended (the “Transaction Agreement”), pursuant to which Landlord shall sell to Tenant and Tenant shall purchase from Landlord the Land and the Facilities in accordance with the terms of the Transaction Agreement. In connection with the closing of the transaction contemplated by the Transaction Agreement, Tenant, Tenant Parties, Landlord and Landlord Parties are executing and delivering the Conveyance Documents (as defined in the Transaction Agreement).

WHEREAS, simultaneously with the closing of the purchase and sale of the Land and the Facilities pursuant to the Transaction Agreement, Tenant, Tenant Parties, Landlord and Landlord Parties desire to, effective as of the Effective Date (a) terminate the Master Lease as to all Land and all Facilities except for the Florida Facilities (which Florida Facilities will remain subject to the Master Lease) (all Facilities, excluding the Florida Facilities, are hereinafter referred to as the “Terminated Facilities”), and (b) assign the Master Lease as to the Florida Facilities only from Landlord, as assignor, to National Health Realty, LLC, a Delaware limited liability company (the “Florida Assignee”), as assignee, and memorialize the terms and conditions on which such partial termination and partial assignment of the Master Lease will occur.

NOW, THEREFORE, in consideration of the Recitals which are incorporated herein and the foregoing premises and the covenants of the Parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1.          Partial Termination. The Master Lease is hereby terminated as of the Effective Date as to the Terminated Facilities only, and, from and after the Effective Date, Tenant shall have no further right, title or interest in and to the Terminated Facilities pursuant to the Master Lease or to any deposits, reserves, or other amounts required to be paid by Tenant under the Master Lease as to the Terminated Facilities. From and after the Effective Date, other than the Surviving Obligations as to the Terminated Facilities (as defined herein), Landlord, Landlord Parties, Tenant and Tenant Parties shall have no further obligations to each other under the Master Lease with respect to the Terminated Facilities. Notwithstanding anything to the contrary herein, Landlord, Landlord Parties, Tenant and Tenant Parties agree that (a) the Master Lease is not terminated as to the Florida Facilities, and (b) any rights of first offer or first refusal to purchase or lease any property granted in the Master Lease as to any Facility or all Facilities and any rights of first offer or refusal to develop or manage any property or facility granted in the Master Lease shall not survive the Effective Date of the partial termination of the Master Lease.

2.          Surviving Obligations. Landlord, Landlord Parties, Tenant and Tenant Parties acknowledge and agree that the following obligations of Landlord and Tenant under the Master Lease with respect to the Terminated Facilities shall survive the termination of the Master Lease with respect to the Terminated Facilities as of the Effective Date (collectively, the “Surviving Obligations as to the Terminated Facilities”):

(a)         Any obligations of Landlord, any Landlord Party, Tenant and any Tenant Party under the Master Lease with respect to the Terminated Facilities which expressly survive the termination of the Master Lease pursuant to the terms of the Master Lease; and

(b)         Tenant’s obligation to deliver to Landlord for the Termination Partial Calendar Year (as defined herein) Tenant’s Certification (as defined in Section 2.06.02 of the Master Lease) of the Gross Revenues (as defined in Section 2.06.01 of the Master Lease) together with a certificate from the Tenant’s nationally reputable accounting firm which shall state, that in accordance with certain agreed upon procedures, such firm has agreed Tenant’s Gross Revenues for each of the Facilities (inclusive of the Florida Facilities) as set forth in Tenant’s Certification to the Company’s general ledger as of June 30, 2026. Such accounting firm will also agree Gross Revenue by entity (inclusive of the Facilities set forth in Tenant’s certification exclusive of the Florida facilities) to the June 30, 2026 Form 10-Q. Any differences identified during these procedures will be documented in the written report of Tenant’s nationally reputable accounting firm (the “Accounting Firm’s Agreed Upon Procedures Report”) that will accompany Tenant’s Certification. Landlord and Tenant agree that (i) as of the Effective Date, Tenant has paid to Landlord estimated Percentage Rent in the amount of $4,061,823.12 (“Estimated Payment Amount”) for the partial calendar year (commencing January 1, 2026 and ending on June 30, 2026) (the “Termination Partial Calendar Year”), (ii) Tenant shall be obligated to deliver to Landlord the Tenant’s Certification and the Accounting Firm’s Agreed Upon Procedures Report for the period covered by the Termination Partial Calendar Year on or before August 31, 2026, which shall include a reconciliation of the Percentage Rent actually payable by Tenant to Landlord for the Termination Partial Calendar Year, (iii) in the event Tenant’s Estimated Payment Amount is greater than the amount of actual Percentage Rent Tenant should have paid, then Landlord shall refund such overpayment to Tenant within 30-days following the date Landlord receives the later of Tenant’s Certification and the Accounting Firm’s Agreed Upon Procedures Report, (iv) in the event Tenant’s Estimated Payment Amount is less than the amount of actual Percentage Rent Tenant should have paid, then Tenant shall pay to Landlord such underpayment within 30-days following the date Landlord receives the later of Tenant’s Certification and the Accounting Firm’s Agreed Upon Procedures Report, and (v) the third party accounting firm of Tenant is satisfactory to Landlord to provide the Accounting Firm’s Agreed Upon Procedures Report, and (vi) Tenant’s Certification may be given by National Healthcare Corporation. For the avoidance of doubt, Landlord, Landlord Parties, Tenant and Tenant Parties acknowledge and agree that the accounting for and reconciliation of the Gross Revenues and Percentage Rent under this paragraph as to the Termination Partial Calendar Year shall be an accounting and reconciliation of such Gross Revenues and Percentage Rent for all Facilities (inclusive of the Florida Facilities).

3.            Partial Assignment of Master Lease.

(a)         Partial Assignment and Assumption of Master Lease as to the Florida Facilities. Landlord does hereby transfer, assign, convey and deliver to Florida Assignee, effective as of the Effective Date, its entire right, title and interest in the Master Lease with respect to the Florida Facilities only (and for the avoidance of doubt, the Master Lease will not be assigned with respect to the Terminated Facilities and will be terminated with respect to the Terminated Facilities pursuant to paragraph 1 above). In exchange for the assignment of the Master Lease as to the Florida Facilities only from Landlord to Florida Assignee and other good and valuable consideration, Florida Assignee does hereby accept this assignment and, for the benefit of Landlord, Florida Assignee expressly assumes and agrees to perform all of the terms, covenants, conditions and obligations of Landlord arising under the Master Lease with respect to the Florida Facilities from and after the Effective Date. Florida Assignee shall be permitted to record, at its sole cost, in the official land records of the appropriate county, a memorandum evidencing the assignment of the Master Lease as to the Florida Facilities only.

(b)         Florida Assignee’s Indemnification of Landlord. Florida Assignee shall defend, protect, indemnify, and hold Landlord harmless from and against any and all liabilities, obligations, claims, suits, losses, costs, damages, or expenses (including court costs and reasonable attorneys’ fees) arising from or relating to the failure of Florida Assignee to fully perform all of its obligations as “landlord” under the Master Lease with respect to the Florida Facilities from and after the Effective Date.

(c)         Landlord’s Indemnification of Florida Assignee. Landlord shall defend, protect, indemnify and hold Florida Assignee harmless from and against any and all liabilities, obligations, claims, suits, losses, costs, damages, or expenses (including court costs and reasonable attorneys’ fees) arising from or relating to the failure of Landlord to fully perform all of its obligations as “landlord” under the Master Lease with respect to the Florida Facilities prior to the Effective Date.

4.            Mutual Release.

(a)         Effective as of the Effective Date, each Party (i) knowingly, voluntarily, unconditionally, irrevocably, and expressly forever discharges and releases the other Parties and their respective members, shareholders, limited partners, general partners, officers, managers, directors, owners, employees, agents, representatives, attorneys, beneficiaries, predecessors, successors and assigns (collectively with the other Parties, the “Released Parties”) of and from, and remises and waives any Damages and/or Claims (as defined below), and (ii) knowingly, voluntarily and expressly waives and relinquishes all rights and benefits, and covenants and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, directly or indirectly, with or against the Released Parties, in connection with any Damages and/or Claims.

(b)         Each Party acknowledges that, subsequent to the execution of this Agreement, it may discover Damages and/or Claims which are unknown or unanticipated as of the Effective Date, including unknown or unanticipated Damages and/or Claims that arose from, or are based upon or relate to, matters for which such Party’s release is given under this Agreement, and that, if known on the Effective Date, may have materially affected such Party’s decision to execute this Agreement. This Agreement contemplates the extinguishment of any such unknown or unanticipated Damages and/or Claims.

(c)         Each Party agrees, represents and warrants that (i) it is represented by counsel; (ii) it has read and fully understands the provisions of this Agreement and the waivers and released contained in this Agreement; (iii) it has been specifically advised by its counsel of the consequences of the above waiver and release and this Agreement generally; (iv) the waivers and releases in this Agreement have been negotiated and agreed upon in light of such review and advice; (v) it has not assigned, transferred, pledged, hypothecated, or otherwise conveyed its interest in the Master Lease and the Damages and/or Claims; and (vi) each Party hereby expressly waives and relinquishes all rights and benefits it may have under applicable law which would limit the waiver and release in this Agreement to the Damages and/or Claims which are known to or anticipated by such Party.

(d)         As used in this Agreement, “Damages and/or Claims” means any and all manner of, any actions, causes of action, suits, claims, counterclaims, demands, costs, debts, rent, dues, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, acknowledgments, extents, executions, liens, remedies, liabilities judgments, defenses, assertions, allegations, rights of setoff, sums of money owed, proceedings, doings, omissions, loss of services, attorneys’ fees and expenses, and all expenses and compensation related in any way to all known or unknown injuries or damages resulting, now or later, from the Termination and Eviction, whether fixed or contingent, asserted or unasserted, known or unknown, at law or in equity, in contract or tort, unsecured, secured, priority, administrative, or otherwise, suspected or unsuspected, accrued or unaccrued, patent or latent, liquidated or unliquidated, pending or threatened, and all resulting damages, including but not limited to actual damages, compensatory damages, consequential damages, statutory damages, punitive and exemplary damages, pre-judgment and post-judgment interest, attorneys’ fees and costs of court, and all other damages, which any Party has, ever had, or may have now or hereafter, against the Released Parties for, upon, or by reason of the Master Lease, the Terminated Facilities, and/or the Florida Facilities, but excluding in any event: (i) the rights, remedies, representations, warranties, indemnities, covenants and other obligations created by this Agreement, the Transaction Agreement, and the Conveyance Documents; and (ii) the Surviving Obligations as to the Terminated Facilities.

5.         Final Agreement. This Agreement reflects the entire and final agreement of the Parties thereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions and writings with respect thereto.

6.           Defined Terms. Capitalized words not otherwise defined herein shall have the meaning ascribed to such word in the Master Lease.

7.          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document. Further, this Agreement may be executed by electronic means including, but not limited to, pdf or other electronic signatures (including Docusign).

8.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to any conflict of laws principles which would cause the laws of any other jurisdiction to apply.

9.          Attorneys’ Fees. In the event any litigation or other proceeding brought by any Party hereunder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs of suit. The court in such litigation or other proceeding shall be requested to designated the prevailing party, if any.

10.         Interpretation. This Agreement shall, unless otherwise specified herein, be subject to the following rules of interpretation: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other genders; (c) references to persons or entities include its permitted successors and assigns; (d) words and terms which include a number of constituent parts, things or elements shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (e) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (f) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with its respective terms; (g) the words “approve” or “consent” or “agree” or derivations of said words or words of similar import mean, unless otherwise expressly provided herein or therein, the prior approval, consent, or agreement in writing of the person holding the right to approve, consent or agree with respect to the matter in question, and the words “require” or “judgment” or “satisfy” or derivations of said words or words of similar import mean the requirement, judgment or satisfaction of the person who may make a requirement or exercise judgment or who must be satisfied, which approval, consent, agreement, requirement, judgment or satisfaction shall, unless otherwise expressly provided herein or therein, be in the sole and absolute discretion of the person holding the right to approve, consent or agree or who may make a requirement or judgment or who must be satisfied; (h) the words “include” or “including” or words of similar import shall be deemed to be followed by the words “without limitation”; (i) the words “hereto” or “hereby” or “herein” or “hereof” or “hereunder,” or words of similar import, refer to this Agreement in its entirety; (j) references to sections, articles, paragraphs or clauses are to the sections, articles, paragraphs or clauses of this Agreement; and (k) numberings and headings of sections, articles, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of this Agreement.

[Remainder of page intentionally left blank]

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

LANDLORD:

National Health Investors, Inc., a Maryland corporation (on behalf of itself and each of the identified Landlord Parties in Exhibit A attached hereto)

By:	/s/ Kristin S. Gaines
Print Name: Kristin S. Gaines
Title: Chief Transaction Officer

TENANT:

NHC/OP, L.P., a Delaware limited partnership (on behalf of itself and each of the identified Tenant Parties in Exhibit A attached hereto)

By: NHC/Delaware, Inc., a Delaware corporation

Its: General Partner

By:	/s/ Stephen F. Flatt
Print Name: Stephen F. Flatt
Title: President

EXHIBIT A

SCHEDULE OF FACILITIES, LANDLORD PARTIES AND TENANT PARTIES

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation)	Tenant Parties for Property	Type of Facility
1.	NHC HealthCare, Anniston 2300 Coleman Road Anniston, AL 36207-6824 Calhoun County	NHI	NHC HealthCare/Anniston, LLC	151 SNF beds
2.	NHC HealthCare, Moulton 300 Hospital Street Moulton, AL 35650-1268 Lawrence County	NHI and NHI-REIT of Alabama, L.P.	NHC HealthCare/Moulton, LLC	136 SNF Beds
3.	NHC Bayonet Point Health & Rehabilitation 7210 Beacon Woods Dr. Hudson, FL 34667-1974 Pasco County	NHI and NHI/REIT of Florida, L.P.	National Health Realty, LLC	180 SNF Beds
4.	NHC Parkway Health & Rehabilitation Center 800 SE Central Parkway Stuart, FL 34994-3901 Martin County	NHI	National Health Realty, LLC	177 SNF Beds
5.	NHC Health Center of Merritt Island 500 Crockett Blvd. Merritt Island, FL 32953-5034 Brevard County	NHI	National Health Realty, LLC	180 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation)	Tenant Parties for Property	Type of Facility
6.	NHC Health Center of Plant City 701 North Wilder Road Plant City, FL 33566-7547 Hillsborough County	NHI	National Health Realty, LLC	180 SNF Beds
7.	NHC HealthCare, Glasgow 109 Homewood Blvd. Glasgow, KY 42141-3468 Barren County	NHI	NHC HealthCare/Glasgow, LLC	194 SNF Beds 12 AL Beds
8.	NHC HealthCare, Desloge 801 Brim Street Desloge, MO 63601-3411 St. Francois County	NHI	NHC HealthCare/Desloge, LLC	120 SNF Beds
9.	NHC HealthCare, Joplin 2700 E. 34th Street Joplin, MO 64804-4310 Newton County	NHI	NH HealthCare/Joplin, LLC	124 SNF Beds
10.	NHC HealthCare, Kennett 1120 Falcon Drive (Route 1, South Bypass) Kennett, MO 63857-3825 Dunklin County	NHI	NHC HealthCare/Kennett, LLC	170 SNF Beds
11.	NHC Maryland Heights 2920 Fee Fee Road Maryland Heights, MO 63043-1915 St. Louis County	NHI	NHC HealthCare/Maryland Heights, LLC	220 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation)	Tenant Parties for Property	Type of Facility
12.	NHC HealthCare, St. Charles 35 Sugar Maple Lane St. Charles, MO 63303-5740 St. Charles County	NHI	NHC HealthCare/St. Charles, LLC	120 SNF Beds
13.	Lake St. Charles Retirement Center 45 Honey Locust Lane St. Charles, MO 63303-5711 St. Charles County	NHI	NHC Place/Lake St. Charles, LLC	26 ALF Units and 152 ILF Units (Total 178 Units)
14.	NHC HealthCare, Anderson 1501 East Greenville St. Anderson, SC 29621-2004 Anderson County	NHI/Anderson, LLC	NHC HealthCare/Anderson, LLC	290 SNF Beds
15.	NHC HealthCare, Greenwood 437 East Cambridge Avenue Greenwood, SC 29646-2244 Greenwood County	NHI	NHC HealthCare/Greenwood, LLC	152 SNF Beds
16.	NHC HealthCare, Laurens 379 Pinehaven Street Ext. Laurens, SC 29360-2672 Laurens County	NHI and NHI/Laurens, LLC	NHC HealthCare/Laurens, LLC	176 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation)	Tenant Parties for Property	Type of Facility
17.	NHC HealthCare, Athens 1204 Frye Street Athens, TN 37303-3052 McMinn County	NHI	NHC HealthCare/Athens, LLC	86 SNF Beds
18.	NHC HealthCare, Chattanooga 2700 Parkwood Avenue Chattanooga, TN 37404-1730 Hamilton County	NHI	NHC HealthCare/Chattanooga, LLC	200 SNF Beds
19.	NHC Parkwood Retirement Apartments 2700A Parkwood Avenue Chattanooga, TN 37404-1730 Hamilton County	NHI	NHC HealthCare/Chattanooga, LLC	30 ILF Units
20.	NHC HealthCare, Dickson 812 North Charlotte St. Dickson, TN 37055-1009 Dickson County	NHI	NHC HealthCare/Dickson, LLC	191 SNF Beds 20 ALF Units
21.	NHC HealthCare, Franklin 216 Fairground Street Franklin, TN 37064-3531 Williamson County	NHI	NHC HealthCare/Franklin, LLC	80 SNF Beds
22.	NHC HealthCare, Hendersonville 370 Old Shackle Island Road Hendersonville, TN 37075-3082 Sumner County	NHI	NHC HealthCare/Hendersonville, LLC	122 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation)	Tenant Parties for Property	Type of Facility
23.	NHC Colonial Hill Retirement Center 3209 Bristol Hwy. Johnson City, TN 37601-1543 Washington County	NHI	NHC HealthCare/Johnson City, LLC	63 ILF Units
24.	NHC HealthCare, Johnson City 3209 Bristol Hwy. Johnson City, TN 37601-1515 Washington County	NHI	NHC HealthCare/Johnson City, LLC	167 SNF Beds
25.	NHC HealthCare, Lewisburg 1653 Mooresville Hwy. Lewisburg, TN 37091-2005 Marshall County	NHI	NHC HealthCare/Lewisburg, LLC	100 SNF Beds
26.	NHC HealthCare, McMinnville 928 Old Smithville Road McMinnville, TN 37110-6805 Warren County	NHI	NHC HealthCare/McMinnville, LLC	115 SNF Beds
27.	NHC HealthCare, Milan 8017 Dogwood Lane Milan, TN 38358-6805 Gibson County	NHI	NHC HealthCare/Milan, LLC	117 SNF Beds
28.	NHC HealthCare, Oakwood 244 Oakwood Drive Lewisburg, TN 37091-3153 Marshall County	NHI	NHC HealthCare/Oakwood, LLC	60 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation)	Tenant Parties for Property	Type of Facility
29.	NHC HealthCare, Pulaski 993 East College Street Pulaski, TN 38478-4432 Giles County	NHI	NHC HealthCare/Pulaski, LLC	102 SNF Beds
30.	NHC HealthCare, Scott 2380 Buffalo Road Lawrenceburg, TN 38646-4809 Lawrence County	NHI	NHC HealthCare/Scott, LLC	60 SNF Beds
31.	NHC HealthCare, Sequatchie 360 Dell Trail Dunlap, TN 37327-5511 Sequatchie County	NHI	NHC HealthCare/Sequatchie, LLC	110 SNF Beds
32.	NHC HealthCare, Smithville 825 Fisher Avenue Smithville, TN 37166-2140 DeKalb County	NHI	NHC HealthCare/Smithville, LLC	114 SNF Beds 6 ALF Units
33.	NHC HealthCare, Somerville 308 Lake Drive Somerville, TN 38068-9716 Fayette County	NHI	NHC HealthCare/Somerville, LLC	72 SNF Beds 12 ALF Beds
34.	NHC HealthCare, Sparta 34 Gracey Street Sparta, TN 38583-2046 White County	NHI	NHC HealthCare/Sparta, LLC	96 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation)	Tenant Parties for Property	Type of Facility
35.	NHC HealthCare, Bristol 245 North Street Bristol, VA 24201-3274 (also known as 245 North Street, Bristol, TN) Washington County, VA Sullivan County, TN	NHI and NHI-REIT of Virgina, L.P.	NHC HealthCare/Bristol, LLC	120 SNF Beds

“Florida Facilities” mean the following Facilities: Facility No. 3, Facility No. 4, Facility No. 5 and Facility No. 6 above.